UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2023

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SILK ROAD MEDICAL, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-38847	20-8777622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1213 Innsbruck Drive Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

(408) 720-9002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	SILK	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At an Annual Meeting of Stockholders of Silk Road Medical, Inc. (the “Company”) held on June 21, 2023, the Company’s stockholders adopted and approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to eliminate or limit the personal liability of certain officers of the Company to the extent permitted by recent amendments to Delaware law (the “Charter Amendment”). A description of the Charter Amendment can be found in “Proposal No. 3. Approval of an Amendment to Our Certificate of Incorporation to Eliminate or Limit the Personal Liability of Officers” in the Company’s definitive proxy statement for the Company’s 2023 Annual Meeting of Stockholders filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2023. The Charter Amendment became effective upon the filing of a Certificate of Amendment to Amended and Restated Certificate of Incorporation of Silk Road Medical, Inc. (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware on June 21, 2023.

The foregoing description of the Charter Amendment is not complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07.Submission of Matters to a Vote of Security Holders.

The Company held an Annual Meeting of Stockholders on June 21, 2023 (the “Annual Meeting”).

As of the close of business on April 24, 2023, the record date for the Annual Meeting, there were 38,727,141 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock was entitled to one vote. Stockholders holding an aggregate of 35,403,960 shares of common stock entitled to vote at the Annual Meeting, representing 91.41% of the Company’s outstanding shares of common stock as of the record date, and which constituted a quorum thereof, were present in person or represented by proxy at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders considered four proposals, each of which is described in more detail in the Company’s definitive proxy statement for the Annual Meeting filed with the SEC on April 28, 2023.

The final results of such stockholder voting on each proposal brought before the Annual Meeting are set forth below:

Proposal No. 1 - Election of Directors. The three Class I and two Class III director nominees proposed by the Board of Directors of the Company were elected to serve as members of the Board of Directors until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified by the following final voting results:

	Votes For	Votes Withheld	Broker Non-Votes
Class I Director Nominees
Rick D. Anderson	32,437,130	1,740,452	1,226,378
Jack W. Lasersohn	31,582,599	2,594,983	1,226,378
Erica J. Rogers	33,787,354	390,228	1,226,378
Class III Director Nominees
Elizabeth H. Weatherman	23,943,783	10,233,799	1,226,378
Donald J. Zurbay	27,214,958	6,962,624	1,226,378

Proposal No. 2 - Advisory Vote to Approve Named Executive Officer Compensation. The Company’s stockholders did not approve the advisory vote on the compensation of the Company’s executive officers named in the Company’s definitive proxy statement. The following are final voting results:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
13,904,626	20,247,589	25,367	1,226,378

Proposal No. 3 - Approval of an Amendment to Our Certificate of Incorporation to Eliminate or Limit the Personal Liability of Officers. The Company’s stockholders adopted and approved the Charter Amendment by the following final voting results:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
29,708,779	3,623,071	845,732	1,226,378

Proposal No. 4 - Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023, was approved by the Company’s stockholders by the following final voting results:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
35,191,470	190,320	22,170	0

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Silk Road Medical, Inc. (filed herewith)
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILK ROAD MEDICAL, INC.

Date: June 23, 2023	By:	/s/ Kevin M. Klemz
	Name:	Kevin M. Klemz
	Title:	Executive Vice President, Chief Legal Officer and Secretary